As filed with the Securities and Exchange Comission on September 4, 2007        Registration No. 333-132116

                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ___________________

                      POST-EFFECTIVE AMENDMENT NO.1 TO

                                   FORM S-8

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ______________
                               HANSON PLC
            (Exact name of Registrant as specified in its charter)

      England and Wales                               Not Applicable
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                   Identification Number)

                                Hanson PLC
                             1 Grosvenor Place
                              London SW1X 7JH
                                England, UK
  (Address, including zip code, of registrant's principal executive offices)

                              ______________

                   Hanson Long Term Incentive Plan 2003
                              ______________

                          (Full title of the plan)

                           HBMA Holdings, Inc.
                           8505 Freeport Parkway
                                Suite 138
                           Irving, Texas 75063
                           Attention: Michael H. Hyer
                               (469) 417-1300
(Name, address and telephone number, including area code, of agent for service)

                               Copies to:

                            Graham Dransfield
                                  Hanson PLC
                             1 Grosvenor Place
                              London SW1X 7JH
                            +44 (0) 207 259 4114

                          DEREGISTRATION OF SHARES

      Pursuant to the  Registration  Statement on Form S-8, file no. 333-132116
(the "Registration  Statement"),  which was originally filed on March 1, 2006,
Hanson PLC,  a  public  limited  company  under  the laws of  England  and
Wales  (the "Registrant")  registered  6,234,374  ordinary shares of ™0.10#
each (the "Ordinary Shares"), to be offered under the Hanson Long Term
Incentive Plan 2003 (the "Plan").

      On May 15, 2007,  the Registrant  and  HeidelbergCement  announced that they had reached agreement on the terms of the acquisition of the entire issued and to be issued share capital of the Registrant by HeidelbergCement.  The acquisition was implemented  by way of a English court approved  procedure known as a scheme of arrangement (the "Scheme of Arrangement"),  which became effective on August 23, 2007.  Under the terms of the Scheme of  Arrangement, the Ordinary  Shares were cancelled and each holder of Ordinary  Shares of the
Registrant  became entitled to receive 1100 pence in cash for each Ordinary
Share (or a loan note in certain cases). As a result of the Scheme of
Arrangement,  the Registrant has terminated the  Plan  and  all  offerings
of  its  Ordinary   Shares  under  its  existing registration statements
(including the Registration Statement).

      In accordance with an undertaking made by the Registrant in the
Registration  Statement to remove from registration,  by means of a post-effective  amendment,  any of the securities  that remain unsold at the termination of the offering,  the Registrant  hereby amends the
Registration  Statement to deregister all Ordinary Shares  registered under the Registration Statement that were not sold prior to the date hereof.

                              SIGNATURES

         Pursuant to the  requirements of the Securities Act, the Registrant certifies that it has reasonable  grounds to believe that it meets all of the requirements  for filing on Form S-8 and has duly caused this  Post-Effective
Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on September 4, 2007.

                                             HANSON PLC

                                           By:      /s/ Graham Dransfield
                                           Name:    Graham Dransfield
                                           Title:   Legal Director
                                                    Attorney in Fact

Pursuant to the  requirements  of the Securities  Act, the Registrant has caused this Post-Effective  Amendment No. 1 to the Registration  Statement to be signed by the following persons in the capacities indicated on September 4, 2007.

   By:   ________*__________
   Name: Alan J. Murray
   Title:  Director and Chief Executive

   By: /s/ Pavi Binning
   Name: Pavi Binning
   Title:  Director and Finance Director

   By:  /s/ Graham Dransfield
   Name: Graham Dransfield
   Title:  Director and Legal Director

   Authorized Representative in the United States:

   By: ________*________
         Michael H. Hyer

   *By: /s/ Graham Dransfield
   Name: Graham Dransfield
   Title:Attorney in Fact